FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           COACHMEN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             INDIANA                                       35-1101097
             -------                                       ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


2831 DEXTER DRIVE, ELKHART, INDIANA                                    46514
--------------------------------------------------------------------------------
     (Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

      RIGHTS TO PURCHASE COMMON SHARES,
      NO PAR VALUE                                 NEW YORK STOCK EXCHANGE, INC.
--------------------------------------------------------------------------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

     Securities Act Registration Statement file number to which this form relates (if applicable):

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

--------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


     ITEM 1.DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Rights to purchase Common Stock. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached as an exhibit to this Form 8-A.

     ITEM 2.EXHIBITS

            1. Rights Agreement, dated January 5, 2000 between the Company and First Chicago Trust Company of New York (including exhibits thereto).

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


     Dated: January 5, 2000                    COACHMEN INDUSTRIES, INC.




                                              By:   /s/ Linda Wolfe
                                                 -------------------------------
                                                     Name:  Linda Wolfe
                                                     Title: Assistant Secretary